      As filed with the Securities and Exchange Commission on June 25, 2001
                           Registration No. 333-_____

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               NASH-FINCH COMPANY
             (Exact name of registrant as specified in its charter)

                      DELAWARE                               41-0431960
           (State or other jurisdiction of                 (I.R.S. Employer
           incorporation or organization)                Identification No.)

              7600 FRANCE AVENUE SOUTH
                    P.O. BOX 355                             55440-0355
               MINNEAPOLIS, MINNESOTA
      (Address of Principal Executive Offices)               (Zip Code)

                             -----------------------

                             NASH FINCH COMPANY 1997
                              NON-EMPLOYEE DIRECTOR
                             STOCK COMPENSATION PLAN
                            (Full title of the plan)

                             -----------------------

                                NORMAN R. SOLAND
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               NASH-FINCH COMPANY
                            7600 FRANCE AVENUE SOUTH
                                  P.O. BOX 355
                           MINNEAPOLIS, MN 55440-0355
                                 (952) 844-1153
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                              --------------------

                         CALCULATION OF REGISTRATION FEE

============================ =============== =========================== ======================== ==================
 TITLE OF SECURITIES TO BE    AMOUNT TO BE   PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM          AMOUNT OF
      REGISTERED (1)         REGISTERED (2)      PRICE PER UNIT (3)        AGGREGATE OFFERING     REGISTRATION FEE
                                                                                  PRICE
---------------------------- --------------- --------------------------- ------------------------ ------------------
Common Stock, par value         100,000                $20.19                  $2,019,000              $504.75
$1.66-2/3 per share
============================ =============== =========================== ======================== ==================


(1) This Registration Statement also includes common stock purchase rights, which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Stockholder Rights Agreement dated February 13, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the above-referenced employee benefit plan.

(3) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the average between the high and low sales prices of the Registrant's Common Stock on June 19, 2001 on the Nasdaq National Market System.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 100,000 shares of common stock, par value $1.66-2/3 per share, of Nash Finch Company reserved for issuance under the Nash Finch Company 1997 Non-Employee Director Stock Compensation Plan (the "Plan").

     On February 21, 2001, the Board of Directors of Nash Finch Company approved an increase in the number of shares of its common stock to be issued under the Plan of 100,000 shares, to a total of 200,000 shares. This increase was made subject to approval by the stockholders of Nash Finch Company, which approval was obtained on May 15, 2001.

     Pursuant to Instruction E, the contents of Nash Finch Company's Registration Statement on Form S-8, File No. 333-27563, including without limitation periodic reports that Nash Finch Company filed, or will file, after the filing of such Form S-8 to maintain current information about Nash Finch Company are hereby incorporated by reference into this Registration Statement.

ITEM 8.  EXHIBITS.


EXHIBIT
 NO.              DESCRIPTION
-------           -----------
5.1               Opinion and Consent of Norman R. Soland (filed herewith
                  electronically).

23.1              Consent of Ernst & Young LLP (filed herewith electronically).

23.2              Consent of Norman R. Soland (included in Exhibit 5.1).

24.1              Power of Attorney (included on page 2 of this Registration
                  Statement).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 22, 2001.

                                     NASH FINCH COMPANY

                                     By:  /s/ Ron Marshall
                                          ----------------
                                          Ron Marshall
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ron Marshall and Norman R. Soland, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 22, 2001 by the following persons in the capacities indicated.

SIGNATURE                                 TITLE
---------                                 -----
/s/ Ron Marshall                         President and Chief Executive Officer
---------------------------              (Principal Executive Officer) and
Ron Marshall                             Director

/s/ Robert B. Dimond                     Senior Vice President and Chief
----------------------------             Financial Officer
Robert B. Dimond                         (Principal Financial Officer)

/s/ Leanne M. Stewart                    Vice President and Corporate Controller
----------------------------             (Principal Accounting Officer)
LeAnne M. Stewart

/s/ Carole F. Bitter                     Director
----------------------------
Carole F. Bitter

/s/ Richard A. Fisher                    Director
----------------------------
Richard A. Fisher


                                        2

/s/ Jerry L. Ford                        Director
----------------------------
Jerry L. Ford

/s/ Allister P. Graham                   Director
----------------------------
Allister P. Graham

/s/ John H. Grunewald                    Director
----------------------------
John H. Grunewald

/s/ Robert F. Nash                       Director
----------------------------
Robert F. Nash

/s/ William R. Voss                      Director
----------------------------
William R. Voss


                                INDEX TO EXHIBITS


  NO.                              ITEM                                  METHOD OF FILING
------                             ----                                  ----------------
5.1       Opinion of Norman R. Soland..............................Filed herewith electronically.

23.1      Consent of Ernst & Young LLP.............................Filed herewith electronically.

23.2      Consent of Norman R. Soland..............................Included in Exhibit 5.1.

24.1      Power of Attorney........................................Included on page 2 of this Registration Statement.



                                        4